Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Actavis plc and Warner Chilcott Limited of our report dated February 22, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Warner Chilcott Public Limited Company’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 18, 2015